EXHIBIT 99.1

Vista Gold Corp. Announces Mt Todd Met Testing Results with Significantly Improved Gold
Recoveries

Denver, Colorado, August 2, 2018 – Vista Gold Corp. (TSX & NYSE American: VGZ) ("Vista" or the "Company") today announced results of its ongoing grinding and leaching tests indicating that gold recoveries exceeding 90% may be achieved for the Mt Todd gold project, depending on final grind size.  Recently completed tests of the second stage grinding circuit undertaken by Core Metallurgy and FLSmidth, under the direction of Resource Development Inc. ("RDi"), suggest that the Mt Todd ore can be ground to a finer final product size with lower power consumption than previously estimated.  Leaching the finer final product size material has again confirmed higher recoveries at finer grind sizes.  Based on these initial results, Vista now plans to undertake additional testing to: confirm results over a broad range of feed grades, justify design changes and support a possible update of the project economics.

Leach Test Results
Leach tests were completed on two low-grade composites of ore from Mt Todd.  Composite 1 had an average head grade of 0.66 g Au/t (individual head grades ranging from 0.64 to 0.69 g Au/t), while Composite 4 had an average head grade of 0.65 g Au/t (individual head grades ranging from 0.60 to 0.79 g Au/t).  Leach tests were completed in triplicate on the product from each grinding test.  The following table summarizes the leach test results at various final grind sizes for the two types of stirred media mills tested, compared to the results of previous tests where the samples were prepared in a ball mill.
Composite	2nd Stage Grinding Mill	80% Passing Product Size	Average Gold Recovery
1	VXPmill	57 µm	89.67%
1	IsaMill	38 µm	90.60%
1	IsaMill	25 µm	92.40%
4	IsaMill	57 µm	84.77%
4	VXPmill	38 µm	90.03%
4	IsaMill	25 µm	91.30%
Previous Test Results
1	Ball Mill	57 µm	87.35%
4	Ball Mill	57 µm	86.69%

Frederick H. Earnest, President and Chief Executive Officer, commented, "The implementation of stirred media grinding technology in the design of the 2nd stage grinding circuit has allowed us to achieve significant energy efficiency improvements.  We believe that we may be able to achieve another significant reduction in final particle size without any increase in power consumption.  These test results are based on low-grade composites and some indications point to even higher recoveries on average and higher-grade material.  We now plan to undertake additional tests of the second stage grinding circuit on a variety of ore types from Mt Todd followed by leaching tests to determine expected recoveries for a range of ore grades at various finer grind sizes.  This is a continuation of our strategy to add value at a relatively low cost."

2nd Stage Grinding Tests
Vista has completed grinding tests in lab-scale stirred media mills to more accurately estimate the power consumption and final product particle size distribution for the planned 2nd stage of the Mt Todd grinding circuit.  Previous power consumption estimates were determined from data obtained in 2-stage grinding tests using lab-scale ball mills.  As reported in our updated preliminary feasibility study (see our press release dated January 24, 2018), Vista plans to use IsaMills (a type of horizontal, stirred media mill) as the principal equipment in the 2nd stage grinding circuit.  Core Metallurgy Pty Ltd in Albion, Queensland (Core) is specifically licensed to complete IsaMill testing and simulations.  They were retained and directed by RDi to complete the grinding tests.  Similarly, FLSmidth manufactures VXPmills and undertakes testing and simulations in their proprietary lab.  Both the IsaMill and VXPmill are stirred media mills with demonstrated capabilities as fine grinding mills.  Core reported that the initial samples were initially ground to a finer product size because the samples required less time and energy than expected to reach the target particle size.  In addition to lower energy consumption, Core also reported lower grinding media consumption rates.
Next Steps
Vista is continuing this work with additional grinding and leaching studies.  The grinding studies will allow Vista to obtain further data regarding the power requirements and grinding media consumption for an IsaMill to produce finer final product from Mt Todd mineral composites of various different head grades.  The product generated in these tests will then be subjected to leach tests to develop leach recovery vs head grade curves.  These results, expected to be available later this year, will then be used to re-assess project economics and determine if the economics of the updated preliminary feasibility study should be re-stated.
Qualified Person
Deepak Malhotra, on behalf of Resource Development Inc., an independent Qualified Person as defined by Canadian National Instrument 43-101, supervised the preparation of the information that forms the basis for the scientific and technical information disclosed herein and has reviewed this press release and consented to its release.
For further information on the Mt Todd Gold Project, see the Technical Report entitled "NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia," dated March 2, 2018 with an effective date of January 24, 2018, which is available on SEDAR as well as on Vista's website under the Technical Reports section.
About Vista Gold Corp.
The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact Connie Martinez at (720) 981-1185.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that recoveries exceeding 90% may be achieved for the Mt Todd gold project, depending on final grind size; our belief that the testing results show higher recoveries at finer grind sizes, lower energy consumption and lower grinding media consumption rates at a relatively low cost; our plans to undertake additional testing over a broad range of feed grades, justify design changes and support a possible update of the project economics; our belief that we may be able to achieve significant energy improvements and another significant reduction in final particle size without any increase in power consumption; the potential for higher recoveries on deposit average and higher-grade material;  conditions; our plans to use IsaMills as the principal equipment in 2nd stage grinding circuit and our potential reassessment of project economics and restatement of the updated preliminary feasibility study are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: no change to laws or regulations impacting mine development or mining activities, our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, preliminary feasibility studies and feasibility studies on our projects, if any, our experience with regulators, our experience and knowledge of the Australian mining industry and positive changes to current economic conditions and the price of gold.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will," "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company's future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in the Company's latest Annual Report on Form 10-K as filed on March 6, 2018 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.